Filed Pursuant to Rule 433

Registration Nos. 333-208463 and 333-208463-01

New Issue ABS: WFNMT 2017-B            **PRICED**

Joint Leads:	Wells Fargo Securities (B&D), BNPP, RBC and Scotia
Co-Managers:	CIBC, Fifth Third, JP, Mizuho, US Bank
Selling Group:	Drexel

CLS	AMT($MM)	WAL	S/F/D	E.Fnl	L.Fnl	Bench	Spread	Yield	Cpn	$Price
A	400.000	2.00	AAA/AAA/AAA	8/19	6/23	Swaps	+40	1.994%	1.98%	$99.98872

Expected Settle:	8/16/2017
ERISA Eligible:	Yes
Bloomberg Ticker:	WFNMT 2017-B
Registration:	Public/SEC Registered
Min Denoms:	$1k x $1k
Bill & Deliver:	Wells Fargo Securities

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